UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2009

MOD HOSPITALITY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24723	88-0393257
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification

11710 Old Georgetown Road, Suite 808 North Bethesda, MD 20852
(Address of principal executive offices, including zip code)

301/230-9874
(Registrant's telephone number, including area code)

CHANGES IN REGISTRANT’S BOARD OF DIRECTORS AND MATERIAL EVENTS

The Board has received the resignations of Marc Manoff and Mark Johnson.  The Registrant has agreed, to liquidate its holdings in ECV in exchange for all the common shares owned by ECRV as settlement to all matters between ECRV and Company.  The Company will continue to focus on hospitality acquisitions, but will no longer own any interest in ECV and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2009

MOD HOSPITALITY, INC.

f/k/a PSPP HOLDINGS, INC.

By: ____________________________________

Name: Frederic Richardson

Title: Chief Executive Officer

By: ____________________________________

Name: Sarah Jackson, CPA

Title: Chief Financial Officer